SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2017

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The Essentialis presentation described under Item 8.01 below is incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events

On January 3, 2017, Capnia distributed a summary of Essentialis’s presentation (including additional data) regarding its Phase II Clinical Study evaluating the efficacy of Diazoxide Choline Controlled-Release Tablet (DCCR), its primary product candidate at the Annual Meeting of the Foundation for Prader-Willi Research on October 29, 2016. A copy of the summary distributed by Capnia is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Participants in the Solicitation

Capnia and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the transactions contemplated by that certain agreement and plan of merger by and between Capnia, Company E Merger Sub, Inc., Esentialis, Inc. and Neil Cowen, solely in his capacity as Stockholders Representative, dated as of December 22, 2016 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Essentialis, and Essentialis will become a wholly-owned subsidiary of Capnia. Information regarding the persons who may, under the rules of the Securities and Exchange Commission (the “SEC”), be deemed participants in the solicitation of Capnia stockholders in connection with the proposed issuance of shares of Capnia Common Stock under the Merger and the Financing will be set forth in the proxy statement when filed with the SEC. Information regarding Capnia’s executive officers and directors is included in Capnia’s Proxy Statement for its 2016 Annual Meeting of Stockholders, filed with the SEC on July 18, 2016. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed issuance of shares of Capnia Common Stock under the Merger and the Financing, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Capnia stockholders generally, will be set forth in the proxy statement when it is filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements contained in this Current Report on Form 8-K or in the exhibits attached hereto include, among others, statements concerning Capnia’s proposed acquisition of Essentialis; and the availability of the financing that is anticipated to be consummated at or substantially contemporaneous with the closing of the merger transaction. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. The merger is also subject to inherent risks and uncertainties, including, among others, the following: failure of Capnia’s stockholders to approve the issuance of the shares of Capnia Common Stock in the Merger and the Financing; the challenges and costs of closing, and the availability of the financing that is anticipated to be consummated at or substantially contemporaneous with the closing of the merger transaction, and other factors generally affecting the business, operations, and financial condition of Capnia, including the information contained in Capnia’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC. Additional risks, uncertainties, and other factors affecting Capnia’s business will be contained in its Annual Report on Form 10-K for the year ending December 31, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation of Essentialis at the Annual Meeting of the Foundation for Prader Willi Research, distributed by Capnia on January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

Date: January 3, 2017

By: /s/ David O’Toole
David O’Toole
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation of Essentialis at the Annual Meeting of the Foundation for Prader Willi Research, distributed by Capnia on January 3, 2017.

4